FIRST BANCORP. RIGHTS CERTIFICATE AND SUBSCRIPTION FORM

Investor ID Number

THIS RIGHTS CERTIFICATE AND SUBSCRIPTION FORM ("SUBSCRIPTION FORM"), INCLUDING THE ACCOMPANYING INSTRUCTIONS, SHOULD BE READ CAREFULLY BEFORE THIS SUBSSCRIPTION FORM IS COMPLETED

First BanCorp. is conducting a rights offering (the "Rights Offering") which entitles the holders of shares of the Corporation's common stock (the "Stock"), as of the close of business on September 6, 2011 (the "Record Date") to receive one Right for each share of Stock held of record on the Record Date. Holders of Rights are entitled to subscribe for and purchase one share of Stock for every two Rights (the "Basic Subscription Right") at a subscription price of $3.50 per share.

For a more complete description of the terms and conditions of the Rights Offering, please refer to the Prospectus dated October __, 2011 (the "Prospectus"), which is incorporated herein by reference. Copies of the Prospectus are available upon request from BNY Mellon Shareowner Services toll free at (866) 415-9687.

I hereby irrevocably subscribe for the number of shares of Stock indicated on this form upon the terms and conditions specified in the Prospectus relating thereto. Receipt of the Prospectus is hereby acknowledged.

Please complete the back if you would like to transfer ownership or request special mailing.

PLEASE CERTIFY YOUR TAXPAYER IDENTIFICATION NUMBER (TIN) BY COMPLETING THE INFORMATION IN BOX NUMBER 6 ON THE REVERSE SIDE.

SEE INSTRUCTIONS ON THE REVERSE SIDE

2 BASIC SHARES TO SUBSCRIBE ☐ WHOLE SHARES

3 OVER-SUBSCRIPTION FOR SHARES ☐ WHOLE SHARES

4 RIGHTS OFFERED FOR SALE ☐ WHOLE RIGHTS

ENCLOSED IS MY CHECK FOR $ ____________________

1 **Signature:** This form **must** be signed by the registered holder(s) exactly as their name(s) appears on the certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

X ____________________ | ________ | ____________________

Signature of Shareholder | Date | Daytime Telephone #

X ____________________ | ________ | ____________________

Signature of Shareholder | Date | Daytime Telephone #

5

SUBSCRIPTION CERTIFICATE NUMBER

CUSIP NUMBER

BASIC SHARES TO SUBSCRIBE

RIGHTS

RECORD DATE SHARES

FIRST BANCORP.
SUBSCRIPTION FOR RIGHTS OFFERING
RECORD DATE

A. Number of shares subscribed for through the Basic Subscription Right (not to exceed one share for every two Rights held): ____________________ shares

B. Number of shares subscribed for through the over-subscription privilege, provided that basic subscription is fully exercised and subject to the Corporation's right to reject any over-subscriptions: ____________________ shares

C. Total Subscription Price (sum lines A and B multiplied by $3.50): $ ____________________

D. Method of Payment, check (**1**) or (**2**):

☐ (1) Certified or Cashier's check or money order payable to Mellon Investor Services LLC (acting on behalf of Mellon Bank, N.A.) or

☐ (2) Personal check payable to Mellon Investor Services LLC, received no later than ____ XX, 2011. **If your funds do not clear your bank before 5:00 p.m., New York City time, on _____ XX, 2011, your request for shares will not be accepted.**

HOW TO CONTACT BNY MELLON SHAREOWNER SERVICES

By Telephone – 9 a.m. to 6 p.m. New York Time, Monday through Friday, except for bank holidays:

From within the U.S., Canada or Puerto Rico
1-866-415-9687 (Toll Free)
From outside the U.S.
1-201-680-6579 (Collect)

SUBSCRIPTION TO PURCHASE SHARES OF FIRST BANCORP.
RETURN TO: MELLON BANK, N.A. C/O MELLON INVESTOR SERVICES LLC

WHERE TO FORWARD YOUR SUBSCRIPTION MATERIALS

By Mail:

BNY Mellon Shareowner Services
Attn: Corporate Action Dept.
P.O. Box 3301
South Hackensack, NJ 07606

By Overnight Courier or By Hand

BNY Mellon Shareowner Services
Attn: Corporate Action Dept., 27th Floor
480 Washington Boulevard
Jersey City, NJ 07310

THIS RIGHTS OFFERING EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON ______ XX, 2011 AND THIS SUBSCRIPTION FORM IS VOID THEREAFTER.

6 **SUBSTITUTE FORM W-9 – Department of the Treasury, Internal Revenue Service**
Payer's Request for Taxpayer Identification Number (TIN)

Part 1 – PLEASE PROVIDE YOUR TAXPAYER IDENTIFICATION NUMBER ("TIN") IN THE BOX AT THE RIGHT AND CERTIFY BY SIGNING AND DATING BELOW

► **FILL IN** the space below.

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), **and**
2. I am not subject to backup withholding because: **(a)** I am exempt from backup withholding, or **(b)** I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or **(c)** the IRS has notified me that I am no longer subject to backup withholding, **and**
3. I am a U.S. citizen or other U.S. person (including a U.S. resident alien).

EXEMPT PAYEE ☐

Please check appropriate box:

Individual/sole proprietor ☐

C Corporation ☐ S Corporation ☐

Partnership ☐ Trust/estate ☐

☐ Limited liability company. Enter the tax classification (C=C Corporation, S=S Corporation, P=Partnership)

► ______________________
Enter appropriate tax classification here

☐ Other ► ______________________
See enclosed Instructions for Substitute Form W-9

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN.

Signature ______________________________________ Date ______________

Rev. January 2011

7 **Special Transfer Instructions and Signature Guarantee Medallion**

If you want your **First BanCorp.** stock and any refund check to be issued in **another name**, fill in this section with the information for the new account name. You must also complete the Transfer Reason box below in Instruction 7.

______________________________________ ______________________________________
Name (Please Print First, Middle & Last Name) (Title of Officer Signing this Guarantee)

______________________________________ ______________________________________
Address (Number and Street) (Name of Guarantor - Please Print)

______________________________________ ______________________________________
(City, State & Zip Code) (Address of Guarantor Firm)

______________________________________ ______________________________________
(Tax Identification Number)

8 **Special Mailing Instructions**

Fill in ONLY if mailing to someone other than the undersigned or to the undersigned at an address other than that shown on the front of this card.

Mail certificate(s) and check(s) to:

____
Name (Please Print First, Middle & Last Name)

____
Address (Number and Street)

____

____
(City, State & Zip Code)

COMPLETE ALL APPLICABLE SECTIONS OF THIS FORM USING THE INSTRUCTIONS BELOW.

1 Sign and date Box 1 and include your day time phone number.

2 Place an ☒ in the box and fill in the number of whole shares you wish to subscribe for under your Basic Subscription Right.

3 Place an ☒ in the box and fill in the number of whole shares you wish to over subscribe for pursuant to your over-subscription privilege, provided you fully exercised your Basic Subscription Right and subject to the Corporation's right to reject any over-subscriptions.

4 Place an ☒ in the box and fill in the number of rights you wish to offer for sale.

5 Rights card and calculation section for determining your basic/over-subscription privileges.

6 **PLEASE SIGN IN BOX 6 TO CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER** if you are a U.S. Taxpayer. If the Taxpayer ID or Social Security Number is incorrect or blank, write the corrected number in Box 6 and sign to certify. Please note that BNY Mellon Shareowner Services may withhold 28% of your proceeds as required by the IRS if the Taxpayer ID or Social Security Number is not certified on our records. **To avoid back up withholding, you are required to fully and accurately complete the Substitute Form W-9. For additional instructions, please see the *"Information for Substitute Form W-9"* document. Note: You are required to check the appropriate box for your status (Individual/Sole proprietor, Corporation, etc) to avoid withholding.** If you are a non - U.S. Taxpayer, please complete and return form W-8BEN.

7 If you want your First BanCorp. stock and any refund check to be issued in another name, complete the Special Transfer Instructions in Box 7. Signature(s) in Box 7 must be medallion guaranteed. **To complete your transfer request you must also indicate below a Transfer Reason.**

Transfer Reason[1] - *Check only one:* All transfers will be assumed to be Gifts if no reason is provided. If we receive documentation (e.g., death certificate) indicating that the registered shareowner is deceased, the transfer reason will default to Death.

☐ Gift — Date of Gift[2]: ____/____/____ (Gift applies to certificates only)

☐ Private Sale — Date of Sale[3]: ____/____/____ Value per Share: USD__________. ___ ___

☐ Death — Date of Death[3]: ____/____/____ Value per Share[4]: USD__________. ___ ___

☐ None of the above[5]: ______________________________________(Please specify)

[1] You may wish to consult with your tax advisor on the definition and tax implications for each type of transfer.
[2] If not provided, gift date for certificates will default to the date that the transfer is processed. For book entry shares, the gift date will always be the date that the transfer is processed.
[3] Date of Sale/Death will default to the date that the transfer is processed unless provided. For transfers due to death, date of death will default to the date indicated in the documents (e.g., death certificate) received with the transfer instructions, if any.
[4] Required to determine cost basis to be applied per beneficiary.
[5] Existing cost basis of shares will be carried over to the new account.

8 Fill in Box 8 if mailing to someone other than the undersigned or to the undersigned at an address other than that shown on the front of this card.

THIS RIGHTS OFFERING HAS BEEN REGISTERED UNDER THE FEDERAL LAWS OF THE UNITED STATES. RESIDENTS OF JURISDICTIONS OUTSIDE THE UNITED STATES MAY NOT PURCHASE THE SECURITIES OFFERED HEREBY UNLESS THEY CERTIFY THAT THEIR PURCHASES OF SUCH SECURITIES ARE EFFECTED IN ACCORDANCE WITH THE APPLICABLE LAWS OF SUCH JURISDICTIONS.

THIS RIGHTS OFFERING EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON _______ XX, 2011 AND THIS SUBSCRIPTION FORM IS VOID THEREAFTER.